UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: September 30, 2020
(Date of earliest event reported)
LA JOLLA PHARMACEUTICAL COMPANY
(Exact name of registrant as specified in its charter)
Commission File Number: 1-36282

California	33-0361285
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4747 Executive Drive, Suite 240, San Diego, California 92121
(Address of principal executive offices, including zip code)
(858) 207-4264
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LJPC	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective September 30, 2020, Darryl Wellinghoff’s employment as Chief Commercial Officer of La Jolla was terminated without cause. Thomas Ouellette, Vice President of Sales and Marketing, has assumed Mr. Wellinghoff’s prior responsibilities.

In connection with Mr. Wellinghoff’s separation, he will be entitled to receive aggregate salary continuation payments of $295,095, payable over the 9-month period following his separation date. Mr. Wellinghoff will also be reimbursed by La Jolla for continued medical coverage for up to 12 months following his separation date. Additionally, Mr. Wellinghoff will be entitled to continued vesting through January 9, 2021 of his stock option grant made on January 9, 2020. These benefits are conditioned on the entry into a separation and general release agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LA JOLLA PHARMACEUTICAL COMPANY

Date: October 2, 2020	By:	/s/ Michael Hearne
Michael Hearne
Chief Financial Officer